REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees of Investment
Managers Series Trust and
Shareholders of Oak Ridge Funds


Opinion on the Financial Statements

We have audited the accompanying
statements of assets and liabilities of the Oak Ridge Small Cap Growth Fund,
Oak Ridge International Small Cap
Fund, Oak Ridge Dynamic Small Cap
Fund, Oak Ridge Disciplined Growth
Fund, Oak Ridge Multi Strategy Fund
(formerly, Oak Ridge Large Cap
Growth Fund), and Oak Ridge Dividend
Growth Fund (the Funds), each a series
of Investment Managers Series Trust
(the Trust), including the schedules of
investments, as of May 31, 2018, and
with respect to the Oak Ridge Small Cap
Growth Fund and Oak Ridge Multi
Strategy Fund, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended, and for the six month period ended May 31, 2015 and the year ended
November 30, 2014, with respect to the
Oak Ridge Dividend Growth Fund, the
related statement of operations for the
year then ended, the statements of
changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period then ended and for the period June 28, 2013
(commencement of operations) to May
31, 2014, with respect to the Oak Ridge
International Small Cap Fund and Oak
Ridge Dynamic Small Cap Fund, the
related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended and for the period September 30, 2015
(commencement of operations) to May
31, 2016, with respect to Oak Ridge
Disciplined Growth Fund, the related
statement of operations for the year then ended, statement of changes in net assets and financial highlights for the year then ended and for the period July 29, 2016 (commencement of operations) to
May 31, 2017, and the related notes
(collectively referred to as the financial statements). In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Oak Ridge Small Cap Growth
Fund, Oak Ridge International Small
Cap Fund, Oak Ridge Dynamic Small
Cap Fund, Oak Ridge Disciplined
Growth Fund, Oak Ridge Multi Strategy
Fund, and Oak Ridge Dividend Growth
Fund as of May 31, 2018, and the results of their operations, the changes in their net assets, and their financial highlights for the periods referred to above, in conformity with accounting principles generally accepted in the United States of America.

With respect to the Oak Ridge Small
Cap Growth Fund and Oak Ridge Multi
Strategy Fund other auditors have
previously audited, in accordance with
the standards of the Public Company
Accounting Oversight Board, the
financial highlights for the year in the period ended November 30, 2013, and in their report, dated January 24, 2014, they expressed an unqualified opinion on those financial statements and financial highlights.

Basis for Opinion

These financial statements are the
responsibility of the Funds management.
Our responsibility is to express an
opinion on the Funds financial
statements based on our audits. We are a public accounting firm registered with the Public Company Accounting
Oversight Board (United States)
(PCAOB) and are required to be
independent with respect to the Funds in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We have served as the auditor of one or
more of the funds in the Trust since
2007.

We conducted our audits in accordance
with the standards of the PCAOB.
Those standards require that we plan
and perform the audits to obtain
reasonable assurance about whether the
financial statements are free of material misstatement, whether due to error or fraud. The Funds are not required to have, nor were we engaged to perform, an audit of the Funds internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such
opinion.

Our audits included performing
procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of May 31, 2018 by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from broker were not received. We believe that our audits provide a reasonable basis for our opinion.



/s/ TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
July  30, 2018